Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
SECOND QUARTER 2020
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
SECOND QUARTER 2020
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 15, 2020. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's retail branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. PNC also has strategic international offices in four countries outside the U.S.

DISCONTINUED OPERATIONS
On May 15, 2020, PNC completed the sale of its 31.6 million shares of BlackRock, Inc., common and preferred stock through a registered secondary offering. In addition, BlackRock repurchased 2.65 million shares from PNC. The total proceeds from the sale were $14.2 billion in cash, net of $.2 billion in expenses, and resulted in a gain on sale of $4.3 billion. Additionally, PNC contributed 500,000 BlackRock shares to the PNC Foundation on May 18, 2020. As a result, PNC has divested its entire holding in BlackRock. PNC and its affiliates only hold shares of BlackRock stock in a fiduciary capacity for clients of PNC and its affiliates. Activity for BlackRock for all periods presented on the Consolidated Income Statement have been reclassified to discontinued operations and prior period BlackRock investment balances have been reclassified to the Asset held for sale line on the Consolidated Balance Sheet in accordance with Accounting Standard Codification (ASC) 205-20, Presentation of Financial Statements - Discontinued Operations.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2020	2020	2019	2019	2019	2020	2019
Interest Income
Loans	$2,257	$2,480	$2,573	$2,678	$2,672	$4,737	$5,274
Investment securities	527	582	560	617	629	1,109	1,249
Other	71	138	201	208	196	209	402
Total interest income	2,855	3,200	3,334	3,503	3,497	6,055	6,925
Interest Expense
Deposits	141	375	468	531	515	516	987
Borrowed funds	187	314	378	468	484	501	965
Total interest expense	328	689	846	999	999	1,017	1,952
Net interest income	2,527	2,511	2,488	2,504	2,498	5,038	4,973
Noninterest Income
Asset management	199	201	216	213	221	400	433
Consumer services	330	377	390	402	392	707	763
Corporate services	512	526	499	469	484	1,038	946
Residential mortgage	158	210	87	134	82	368	147
Service charges on deposits	79	168	185	178	171	247	339
Other (a)	271	343	456	342	367	614	675
Total noninterest income	1,549	1,825	1,833	1,738	1,717	3,374	3,303
Total revenue	4,076	4,336	4,321	4,242	4,215	8,412	8,276
Provision For Credit Losses	2,463	914	221	183	180	3,377	369
Noninterest Expense
Personnel	1,373	1,369	1,468	1,400	1,365	2,742	2,779
Occupancy	199	207	201	206	212	406	427
Equipment	301	287	348	291	298	588	571
Marketing	47	58	77	76	83	105	148
Other	595	622	668	650	653	1,217	1,264
Total noninterest expense	2,515	2,543	2,762	2,623	2,611	5,058	5,189
Income (loss) from continuing operations before income taxes and noncontrolling interests	(902)	879	1,338	1,436	1,424	(23)	2,718
Income taxes (benefit) from continuing operations	(158)	120	195	255	239	(38)	451
Net income (loss) from continuing operations	(744)	759	1,143	1,181	1,185	15	2,267
Income from discontinued operations before taxes	5,596	181	288	251	224	5,777	449
Income taxes from discontinued operations	1,197	25	50	40	35	1,222	71
Net income from discontinued operations	4,399	156	238	211	189	4,555	378
Net income	3,655	915	1,381	1,392	1,374	4,570	2,645
Less: Net income attributable to noncontrolling interests	7	7	14	13	12	14	22
Preferred stock dividends (b)	55	63	55	63	55	118	118
Preferred stock discount accretion and redemptions	1	1	1	1	1	2	2
Net income attributable to common shareholders	$3,592	$844	$1,311	$1,315	$1,306	$4,436	$2,503
Earnings Per Common Share
Basic earnings (loss) from continuing operations	$(1.90)	$1.59	$2.44	$2.47	$2.47	$(.29)	$4.68
Basic earnings from discontinued operations	10.28	.37	.54	.48	.42	10.60	.83
Total basic earnings	$8.40	$1.96	$2.98	$2.95	$2.89	$10.33	$5.51
Diluted earnings (loss) from continuing operations	$(1.90)	$1.59	$2.43	$2.47	$2.47	$(.29)	$4.67
Diluted earnings from discontinued operations	10.28	.36	.54	.47	.41	10.59	.82
Total diluted earnings	$8.40	$1.95	$2.97	$2.94	$2.88	$10.32	$5.49
Average Common Shares Outstanding
Basic	426	429	437	444	451	428	453
Diluted	426	430	438	445	452	428	454
Efficiency	62%	59%	64%	62%	62%	60%	63%
Noninterest income to total revenue	38%	42%	42%	41%	41%	40%	40%
Effective tax rate from continuing operations (c)	17.5%	13.7%	14.6%	17.8%	16.8%	165.2%	16.6%

(a)
Includes net gains on sales of securities of $40 million, $182 million, $12 million, $3 million, and $20 million for the quarters ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively, and $222 million and $32 million for the six months ended June 30, 2020 and June 30, 2019, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions, except par value	2020	2020	2019	2019	2019
Assets
Cash and due from banks	$6,338	$7,493	$5,061	$5,671	$5,416
Interest-earning deposits with banks (a)	50,233	19,986	23,413	19,036	18,362
Loans held for sale (b)	1,443	1,693	1,083	1,872	1,144
Asset held for sale (c)		8,511	8,558	8,321	8,184
Investment securities – available for sale	97,052	89,077	69,163	69,057	69,355
Investment securities – held to maturity	1,441	1,469	17,661	18,826	18,948
Loans (b)	258,236	264,643	239,843	237,377	237,215
Allowance for loan and lease losses (d)	(5,928)	(3,944)	(2,742)	(2,738)	(2,721)
Net loans	252,308	260,699	237,101	234,639	234,494
Equity investments	4,943	4,694	5,176	5,004	4,817
Mortgage servicing rights	1,067	1,082	1,644	1,483	1,627
Goodwill	9,233	9,233	9,233	9,233	9,221
Other (b)	34,920	41,556	32,202	35,774	34,193
Total assets	$458,978	$445,493	$410,295	$408,916	$405,761
Liabilities
Deposits
Noninterest-bearing	$99,458	$81,614	$72,779	$74,077	$69,867
Interest-bearing	246,539	223,590	215,761	211,506	203,393
Total deposits	345,997	305,204	288,540	285,583	273,260
Borrowed funds
Federal Home Loan Bank borrowings	8,500	23,491	16,341	21,901	29,376
Bank notes and senior debt	27,704	31,438	29,010	27,148	27,694
Subordinated debt	6,500	6,475	6,134	5,473	5,406
Other (b)	4,322	11,995	8,778	6,832	6,549
Total borrowed funds	47,026	73,399	60,263	61,354	69,025
Allowance for unfunded lending related commitments (d)	662	450	318	304	291
Accrued expenses and other liabilities	12,345	17,150	11,831	12,220	13,804
Total liabilities	406,030	396,203	360,952	359,461	356,380
Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,712	2,712	2,712	2,711	2,711
Capital surplus	16,284	16,288	16,369	16,297	16,248
Retained earnings	44,986	41,885	42,215	41,413	40,616
Accumulated other comprehensive income	3,069	2,518	799	837	631
Common stock held in treasury at cost:117, 118, 109, 103 and 95 shares	(14,128)	(14,140)	(12,781)	(11,838)	(10,866)
Total shareholders’ equity	52,923	49,263	49,314	49,420	49,340
Noncontrolling interests	25	27	29	35	41
Total equity	52,948	49,290	49,343	49,455	49,381
Total liabilities and equity	$458,978	$445,493	$410,295	$408,916	$405,761

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $50.0 billion, $19.6 billion, $23.2 billion, $18.8 billion and $18.1 billion as of June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include, additional information regarding these items.

(c)
Represents our held for sale investment in BlackRock. In the second quarter of 2020, PNC divested its entire holding in BlackRock. Prior period BlackRock investment balances have been reclassified to the Asset held for sale line in accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations. Our second quarter 2020 Form 10-Q will include additional information.

(d)
Amounts as of June 30, 2020 and March 31, 2020 reflect the impact of adopting Accounting Standards Update 2016-13, Financial Instruments - Credit Losses, which is commonly referred to as the Current Expected Credit Losses (CECL) standard and our transition from an incurred loss methodology for these reserves to an expected credit loss methodology. Our 2019 Form 10-K and our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include, additional information related to our adoption of this standard.

(e)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions	2020	2020	2019	2019	2019	2020	2019
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$52,500	$49,636	$33,937	$32,926	$30,169	$51,068	$29,589
Non-agency	1,529	1,617	1,582	1,716	1,801	1,573	1,845
Commercial mortgage-backed	7,232	6,734	6,054	5,728	5,545	6,983	5,457
Asset-backed	5,309	5,003	5,059	5,208	5,395	5,156	5,266
U.S. Treasury and government agencies	15,457	15,938	15,966	17,573	18,815	15,697	18,529
Other	4,952	4,024	2,849	3,053	3,237	4,488	3,453
Total securities available for sale	86,979	82,952	65,447	66,204	64,962	84,965	64,139
Securities held to maturity
Residential mortgage-backed	—	—	14,943	15,768	15,350	—	15,487
Commercial mortgage-backed	—	—	498	544	570	—	585
Asset-backed	22	51	54	79	172	37	175
U.S. Treasury and government agencies	783	779	774	769	765	781	763
Other	646	640	1,794	1,802	1,822	643	1,834
Total securities held to maturity	1,451	1,470	18,063	18,962	18,679	1,461	18,844
Total investment securities	88,430	84,422	83,510	85,166	83,641	86,426	82,983
Loans
Commercial and industrial	153,595	128,723	124,876	125,356	124,441	141,159	121,907
Commercial real estate	28,707	28,275	28,670	28,855	28,423	28,491	28,285
Equipment lease financing	7,035	7,066	7,199	7,272	7,283	7,051	7,274
Consumer	56,485	57,680	56,765	55,702	55,202	57,082	55,099
Residential real estate	22,292	21,828	21,341	20,497	19,496	22,060	19,147
Total loans	268,114	243,572	238,851	237,682	234,845	255,843	231,712
Interest-earning deposits with banks (b)	34,600	17,569	23,316	15,632	13,469	26,085	14,238
Other interest-earning assets	10,867	9,468	11,371	14,094	13,145	10,167	12,113
Total interest-earning assets	402,011	355,031	357,048	352,574	345,100	378,521	341,046
Noninterest-earning assets	55,302	57,405	54,371	54,135	51,862	56,353	50,415
Total assets	$457,313	$412,436	$411,419	$406,709	$396,962	$434,874	$391,461
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$61,346	$53,287	$56,209	$56,271	$54,814	$57,317	$54,758
Demand	82,881	70,931	69,496	65,444	64,431	76,906	63,958
Savings	75,345	69,977	66,827	64,054	61,949	72,661	60,394
Time deposits	21,873	21,141	21,600	21,173	20,040	21,506	19,430
Total interest-bearing deposits	241,445	215,336	214,132	206,942	201,234	228,390	198,540
Borrowed funds
Federal Home Loan Bank borrowings	12,559	13,440	18,944	25,883	22,681	13,000	22,089
Bank notes and senior debt	28,298	29,988	27,403	27,409	26,865	29,143	26,145
Subordinated debt	5,937	5,934	5,760	5,189	5,526	5,935	5,704
Other	6,435	7,826	7,926	5,452	7,263	7,131	7,128
Total borrowed funds	53,229	57,188	60,033	63,933	62,335	55,209	61,066
Total interest-bearing liabilities	294,674	272,524	274,165	270,875	263,569	283,599	259,606
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	93,776	74,396	73,626	72,149	71,648	84,086	71,526
Accrued expenses and other liabilities	16,989	16,437	14,541	14,529	13,122	16,712	12,187
Equity	51,874	49,079	49,087	49,156	48,623	50,477	48,142
Total liabilities and equity	$457,313	$412,436	$411,419	$406,709	$396,962	$434,874	$391,461

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $34.2 billion, $17.3 billion, $23.0 billion, $15.3 billion and $13.2 billion for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively, and $25.8 billion and $14.0 billion for the six months ended June 30, 2020 and June 30, 2019, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	2020	2020	2019	2019	2019	2020	2019
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.29%	2.63%	2.48%	2.70%	2.93%	2.45%	2.93%
Non-agency	7.13%	7.87%	8.09%	8.89%	7.99%	7.51%	7.64%
Commercial mortgage-backed	2.59%	2.95%	2.30%	2.97%	3.06%	2.76%	3.09%
Asset-backed	2.60%	3.05%	3.26%	3.31%	3.34%	2.82%	3.35%
U.S. Treasury and government agencies	1.77%	2.29%	2.31%	2.44%	2.48%	2.03%	2.49%
Other	3.47%	3.69%	3.36%	3.41%	3.33%	3.57%	3.34%
Total securities available for sale	2.39%	2.77%	2.65%	2.90%	3.01%	2.58%	3.01%
Securities held to maturity
Residential mortgage-backed	—	—	2.63%	2.78%	2.93%	—	2.97%
Commercial mortgage-backed	—	—	4.44%	3.68%	3.57%	—	3.55%
Asset-backed	2.38%	2.77%	3.02%	5.48%	3.92%	2.65%	3.88%
U.S. Treasury and government agencies	2.84%	2.84%	2.86%	2.86%	2.84%	2.84%	2.83%
Other	4.27%	4.48%	4.47%	4.40%	4.44%	4.38%	4.42%
Total securities held to maturity	3.47%	3.56%	2.87%	2.98%	3.10%	3.51%	3.13%
Total investment securities	2.41%	2.78%	2.70%	2.91%	3.03%	2.59%	3.04%
Loans
Commercial and industrial	2.83%	3.62%	3.88%	4.06%	4.22%	3.19%	4.27%
Commercial real estate	2.84%	3.64%	3.89%	4.40%	4.43%	3.23%	4.40%
Equipment lease financing	3.82%	3.93%	3.87%	3.82%	4.06%	3.88%	4.00%
Consumer	4.86%	5.38%	5.45%	5.61%	5.56%	5.12%	5.55%
Residential real estate	3.86%	3.96%	4.10%	4.21%	4.27%	3.91%	4.28%
Total loans	3.37%	4.08%	4.27%	4.47%	4.56%	3.71%	4.58%
Interest-earning deposits with banks	.10%	1.27%	1.66%	2.17%	2.38%	.50%	2.41%
Other interest-earning assets	2.26%	3.51%	3.65%	3.49%	3.55%	2.84%	3.82%
Total yield on interest-earning assets	2.85%	3.62%	3.71%	3.95%	4.06%	3.21%	4.09%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.15%	.72%	.93%	1.14%	1.17%	.41%	1.16%
Demand	.08%	.41%	.51%	.58%	.55%	.23%	.53%
Savings	.31%	.79%	.97%	1.14%	1.19%	.54%	1.16%
Time deposits	.80%	1.34%	1.52%	1.66%	1.67%	1.06%	1.61%
Total interest-bearing deposits	.23%	.70%	.87%	1.02%	1.03%	.45%	1.00%
Borrowed funds
Federal Home Loan Bank borrowings	1.00%	1.69%	2.11%	2.48%	2.69%	1.36%	2.73%
Bank notes and senior debt	1.56%	2.41%	2.77%	3.21%	3.36%	2.00%	3.43%
Subordinated debt	1.91%	2.73%	3.06%	3.53%	4.17%	2.32%	4.34%
Other	.92%	1.69%	1.89%	2.43%	2.44%	1.34%	2.44%
Total borrowed funds	1.39%	2.18%	2.47%	2.87%	3.08%	1.80%	3.14%
Total rate on interest-bearing liabilities	.44%	1.00%	1.21%	1.45%	1.51%	.71%	1.50%
Interest rate spread	2.41%	2.62%	2.50%	2.50%	2.55%	2.50%	2.59%
Benefit from use of noninterest bearing sources (b)	.11	.22	.28	.34	.36	.17	.35
Net interest margin	2.52%	2.84%	2.78%	2.84%	2.91%	2.67%	2.94%

(a)
Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019 were $19 million, $22 million, $23 million, $25 million and $27 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2020 and June 30, 2019 were $41 million and $54 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended							Six months ended
	June 30	March 31	December 31	September 30		June 30		June 30		June 30
In millions, except per share data	2020	2020	2019	2019		2019		2020		2019
Basic
Net income (loss) from continuing operations	$(744)	$759	$1,143	$1,181		$1,185		$15		$2,267
Less:
Net income attributable to noncontrolling interests	7	7	14	13		12		14		22
Preferred stock dividends (a)	55	63	55	63		55		118		118
Preferred stock discount accretion and redemptions	1	1	1	1		1		2		2
Net income (loss) from continuing operations attributable to common shareholders	(807)	688	1,073	1,104		1,117		(119)		2,125
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	1	3	5	5		4		4		8
Net income (loss) from continuing operations attributable to basic common shareholders	$(808)	$685	$1,068	$1,099		$1,113		$(123)		$2,117
Net income from discontinued operations attributable to common shareholders	$4,399	$156	$238	$211		$189		$4,555		$378
Less: Undistributed earnings allocated to nonvested restricted shares	21	1	1	1		0	0	22		1
Net income from discontinued operations attributable to basic common shareholders	$4,378	$155	$237	$210		$189		$4,533		$377
Basic weighted-average common shares outstanding	426	429	437	444		451		428		453
Basic earnings (loss) per common share from continuing operations	$(1.90)	$1.59	$2.44	$2.47		$2.47		$(.29)		$4.68
Basic earnings per common share from discontinued operations	10.28	.37	.54	.48		.42		10.60		.83
Basic earnings per common share	$8.40	$1.96	$2.98	$2.95		$2.89		$10.33		$5.51
Diluted
Net income (loss) from continuing operations attributable to diluted common shareholders	$(808)	$685	$1,068	$1,099		$1,113		$(123)		$2,117
Net income from discontinued operations attributable to basic common shareholders	$4,378	$155	$237	$210		$189		$4,533		$377
Less: Impact of earnings per share dilution from discontinued operations	1	1	3	2		2	0	2	0	5
Net income from discontinued operations attributable to diluted common shareholders	$4,377	$154	$234	$208		$187		$4,531		$372
Basic weighted-average common shares outstanding	426	429	437	444		451		428		453
Dilutive potential common shares	—	1	1	1	0.000004	1		—		1
Diluted weighted-average common shares outstanding	426	430	438	445		452		428		454
Diluted earnings (loss) per common share from continuing operations	$(1.90)	$1.59	$2.43	$2.47		$2.47		$(.29)		$4.67
Diluted earnings per common share from discontinued operations	10.28	.36	.54	.47		.41		10.59		.82
Diluted earnings per common share	$8.40	$1.95	$2.97	$2.94		$2.88		$10.32		$5.49

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 6: Details of Loans (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions	2020	2020	2019	2019	2019
Commercial
Commercial and industrial
Manufacturing	$25,590	$27,225	$21,540	$21,846	$22,191
Retail/wholesale trade	21,747	24,408	21,565	21,761	22,280
Service providers	21,347	19,411	16,112	16,189	15,387
Real estate related (a)	14,634	14,843	12,346	12,294	12,264
Financial services	13,596	13,473	11,318	10,437	11,916
Health care	10,109	9,238	8,035	8,137	8,594
Transportation and warehousing	7,771	8,160	7,474	7,216	6,588
Other industries	29,541	32,373	26,947	26,134	26,404
Total commercial and industrial	144,335	149,131	125,337	124,014	125,624
Commercial real estate	28,763	28,544	28,110	28,884	28,570
Equipment lease financing	7,097	7,061	7,155	7,290	7,409
Total commercial	180,195	184,736	160,602	160,188	161,603
Consumer
Home equity	24,879	25,081	25,085	24,971	25,132
Residential real estate	22,469	22,250	21,821	21,082	20,092
Automobile	16,157	17,194	16,754	16,004	15,612
Credit card	6,575	7,132	7,308	6,815	6,511
Education	3,132	3,247	3,336	3,461	3,555
Other consumer	4,829	5,003	4,937	4,856	4,710
Total consumer	78,041	79,907	79,241	77,189	75,612
Total loans	$258,236	$264,643	$239,843	$237,377	$237,215
(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowance for Credit Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	June 30	March 31	December 31	September 30	June 30
Three months ended - dollars in millions	2020	2020	2019	2019	2019
Allowance for loan and lease losses
Beginning balance	$3,944	$2,742	$2,738	$2,721	$2,692
Adoption of ASU 2016-03 (a)		463
Gross charge-offs:
Commercial and industrial	(112)	(78)	(67)	(41)	(50)
Commercial real estate			(2)	(11)	(2)
Equipment lease financing	(10)	(5)	(9)	(2)	(1)
Home equity	(8)	(11)	(16)	(11)	(18)
Residential real estate		(2)	(4)	(1)	(2)
Automobile	(69)	(84)	(78)	(71)	(54)
Credit card	(76)	(78)	(70)	(61)	(65)
Education	(4)	(6)	(6)	(7)	(7)
Other consumer	(35)	(40)	(39)	(36)	(28)
Total gross charge-offs	(314)	(304)	(291)	(241)	(227)
Recoveries:
Commercial and industrial	13	18	14	14	17
Commercial real estate		4	3	3	2
Equipment lease financing	2	2	2	2	2
Home equity	15	14	18	20	18
Residential real estate	4	4	3	4	4
Automobile	29	35	29	30	29
Credit card	9	8	6	7	7
Education	2	2	2	2	2
Other consumer	4	5	5	4	4
Total recoveries	78	92	82	86	85
Net (charge-offs) / recoveries:
Commercial and industrial	(99)	(60)	(53)	(27)	(33)
Commercial real estate		4	1	(8)
Equipment lease financing	(8)	(3)	(7)		1
Home equity	7	3	2	9
Residential real estate	4	2	(1)	3	2
Automobile	(40)	(49)	(49)	(41)	(25)
Credit card	(67)	(70)	(64)	(54)	(58)
Education	(2)	(4)	(4)	(5)	(5)
Other consumer	(31)	(35)	(34)	(32)	(24)
Total net (charge-offs)	(236)	(212)	(209)	(155)	(142)
Provision for credit losses (b)	2,220	952	221	183	180
Net (increase) / decrease in allowance for unfunded loan commitments and letters of credit			(14)	(13)	(12)
Other		(1)	6	2	3
Ending balance	$5,928	$3,944	$2,742	$2,738	$2,721
Supplemental Information
Net charge-offs
Commercial net charge-offs	$(107)	$(59)	$(59)	$(35)	$(32)
Consumer net charge-offs	(129)	(153)	(150)	(120)	(110)
Total net charge-offs	$(236)	$(212)	$(209)	$(155)	$(142)
Net charge-offs to average loans (annualized)	.35%	.35%	.35%	.26%	.24%
Commercial	.23%	.14%	.15%	.09%	.08%
Consumer	.66%	.77%	.76%	.62%	.59%

(a)
Represents the impact of adopting ASU 2016-13, Financial Instruments - Credit Losses on January 1, 2020, and our transition from an incurred loss methodology for our reserves to an expected credit loss methodology. Our 2019 Form 10-K and our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include additional information related to our adoption of the CECL standard.

(b)	See Table 8 for the components of the Provision for credit losses under CECL being reported on the Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Allowance for Credit Losses (Unaudited) (Continued)

Table 8: Components of the Provision for Credit Losses Under CECL

	Three months ended		Six months ended
	June 30	March 31	June 30
In millions	2020	2020	2020
Provision for credit losses
Loans and leases	$2,220	$952	$3,172
Unfunded lending related commitments	212	(47)	165
Investment securities and other financial assets	31	9	40
Total provision for credit losses	$2,463	$914	$3,377

Table 9: Allowance for Credit Losses by Loan Class (a)

	June 30, 2020			March 31, 2020			December 31, 2019
Dollars in millions	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans
Allowance for loan and lease losses
Commercial
Commercial and industrial	$2,834	$144,335	1.96%	$1,596	$149,131	1.07%	$1,489	$125,337	1.19%
Commercial real estate	382	28,763	1.33%	269	28,544.94%		278	28,110.99%
Equipment lease financing	164	7,097	2.31%	114	7,061	1.61%	45	7,155.63%
Total commercial	3,380	180,195	1.88%	1,979	184,736	1.07%	1,812	160,602	1.13%
Consumer
Home equity	382	24,879	1.54%	332	25,081	1.32%	87	25,085.35%
Residential real estate	50	22,469.22%		18	22,250.08%		258	21,821	1.18%
Automobile	450	16,157	2.79%	377	17,194	2.19%	160	16,754.95%
Credit card	1,010	6,575	15.36%	746	7,132	10.46%	288	7,308	3.94%
Education	151	3,132	4.82%	123	3,247	3.79%	17	3,336.51%
Other consumer	505	4,829	10.46%	369	5,003	7.38%	120	4,937	2.43%
Total consumer	2,548	78,041	3.26%	1,965	79,907	2.46%	930	79,241	1.17%
Total	5,928	$258,236	2.30%	3,944	$264,643	1.49%	2,742	$239,843	1.14%
Allowance for unfunded lending related commitments	662			450			318
Allowance for credit losses	$6,590			$4,394			$3,060

Supplemental Information
Allowance for credit losses to total loans			2.55%			1.66%			1.28%
Commercial			2.18%			1.26%			1.33%
Consumer			3.41%			2.59%			1.18%

(a)    Excludes allowances for investment securities and other financial assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Table 10: Nonperforming Assets by Type

	June 30	March 31	December 31	September 30	June 30
Dollars in millions	2020	2020	2019	2019	2019
Nonperforming loans, including TDRs
Commercial
Commercial and industrial
Retail/wholesale trade	$117	$121	$74	$61	$42
Manufacturing	58	79	102	109	88
Service providers	57	63	53	55	53
Real estate related (a)	158	25	24	33	19
Health care	19	14	17	17	15
Transportation and warehousing	20	23	18	13	21
Other industries	264	169	137	203	203
Total commercial and industrial	693	494	425	491	441
Commercial real estate	43	42	44	75	93
Equipment lease financing	22	30	32	10	6
Total commercial	758	566	501	576	540
Consumer (b)
Home equity	636	617	669	685	712
Residential real estate	305	292	315	325	339
Automobile	156	154	135	128	118
Credit card	15	10	11	9	8
Other consumer	6	5	4	5	7
Total consumer	1,118	1,078	1,134	1,152	1,184
Total nonperforming loans (c) (d)	1,876	1,644	1,635	1,728	1,724
OREO and foreclosed assets	79	111	117	119	126
Total nonperforming assets	$1,955	$1,755	$1,752	$1,847	$1,850
Nonperforming loans to total loans	.73%	.62%	.68%	.73%	.73%
Nonperforming assets to total loans, OREO and foreclosed assets	.76%	.66%	.73%	.78%	.78%
Nonperforming assets to total assets	.43%	.39%	.43%	.45%	.46%
Allowance for loan and lease losses to nonperforming loans (e)	316%	240%	168%	158%	158%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most unsecured consumer loans and lines of credit, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)
Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale and loans accounted for under the fair value option. Amounts in 2019 also excluded purchased impaired loans.

(d)
In connection with the adoption of the CECL standard, nonperforming loans as of June 30, 2020 and March 31, 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include, additional information related to our adoption of the CECL standard.

(e)
Ratios at June 30, 2020 and March 31, 2020 reflect the transition impact on our allowance for loan and lease losses from the adoption of the CECL standard along with the increases in reserves during 2020 due to the significant economic impact of COVID-19 and loan growth.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets (Unaudited) (Continued)

Table 11: Change in Nonperforming Assets

	April 1, 2020	January 1, 2020	October 1, 2019	July 1, 2019	April 1, 2019
In millions	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Beginning balance	$1,755	$1,752	$1,847	$1,850	$1,785
New nonperforming assets	458	391	357	290	408
Charge-offs and valuation adjustments	(104)	(145)	(218)	(112)	(170)
Principal activity, including paydowns and payoffs	(85)	(158)	(157)	(122)	(101)
Asset sales and transfers to loans held for sale	(28)	(20)	(21)	(34)	(27)
Returned to performing status	(41)	(65)	(56)	(25)	(45)
Ending balance	$1,955	$1,755	$1,752	$1,847	$1,850

Table 12: Largest Individual Nonperforming Assets (a)

June 30, 2020 - Dollars in millions
Ranking	Outstandings	Industry
1	$99	Real Estate and Rental and Leasing
2	36	Mining, Quarrying, and Oil and Gas Extraction
3	35	Real Estate and Rental and Leasing
4	34	Wholesale Trade
5	29	Mining, Quarrying, and Oil and Gas Extraction
6	28	Wholesale Trade
7	27	Information
8	24	Mining, Quarrying, and Oil and Gas Extraction
9	23	Mining, Quarrying, and Oil and Gas Extraction
10	21	Mining, Quarrying, and Oil and Gas Extraction
Total	$356
As a percent of total nonperforming assets		18%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Pursuant to the interagency guidance issued in April 2020 and in connection with the credit reporting rules from the U.S. Coronavirus Aid, Relief and Economic Security Act (CARES Act), the delinquency status of loans modified due to COVID-19 related hardships are being reported as of June 30, 2020 in alignment with the rules set forth for banks to report delinquency status to the credit agencies. These rules require that COVID-19 related loan modifications be reported as follows: (i) if current at the time of modification, the loan remains current throughout the modification period, (ii) if delinquent at the time of modification and the borrower was not made current as part of the modification, the loan maintains its reported as delinquent status during the modification period, or (iii) if delinquent at the time of modification and the borrower was made current as part of the modification or became current during the modification period, the loan is reported as current. As a result, certain loans modified due to COVID-19 related hardships are not being reported as past due as of June 30, 2020 based on the contractual terms of the loan, even where borrowers may not be making payments on their loans during the modification period. Our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include, additional information related to COVID-19 related loan modifications.

Table 13: Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2020	2020	2019	2019	2019	2020	2020	2019	2019	2019
Commercial and industrial	$49	$97	$102	$82	$105.03%		.07%	.08%	.07%	.08%
Commercial real estate	51	6	4	3	9.18%		.02%	.01%	.01%	.03%
Equipment lease financing	8	42	49	6	7.11%		.59%	.68%	.08%	.09%
Home equity	70	65	58	53	56.28%		.26%	.23%	.21%	.22%
Residential real estate
Non government insured	135	121	90	76	80.60%		.54%	.41%	.36%	.40%
Government insured	63	52	50	53	54.28%		.23%	.23%	.25%	.27%
Automobile	105	177	178	145	119.65%		1.03%	1.06%	.91%	.76%
Credit card	53	59	60	56	47.81%		.83%	.82%	.82%	.72%
Education
Non government insured	3	7	7	8	7.10%		.22%	.21%	.23%	.20%
Government insured	36	45	48	48	53	1.15%	1.39%	1.44%	1.39%	1.49%
Other consumer	17	17	15	17	13.35%		.34%	.30%	.35%	.28%
Total	$590	$688	$661	$547	$550.23%		.26%	.28%	.23%	.23%

Table 14: Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2020	2020	2019	2019	2019	2020	2020	2019	2019	2019
Commercial and industrial	$28	$22	$30	$49	$33.02%		.01%	.02%	.04%	.03%
Commercial real estate	4	1	1	3	1.01%		.00%	.00%	.01%	.00%
Equipment lease financing	9	2	5	4	3.13%		.03%	.07%	.05%	.04%
Home equity	27	28	24	24	20.11%		.11%	.10%	.10%	.08%
Residential real estate
Non government insured	34	30	16	20	20.15%		.13%	.07%	.09%	.10%
Government insured	59	52	53	57	55.26%		.23%	.24%	.27%	.27%
Automobile	34	49	47	36	29.21%		.28%	.28%	.22%	.19%
Credit card	38	37	37	33	29.58%		.52%	.51%	.48%	.45%
Education
Non government insured	2	4	3	5	4.06%		.12%	.09%	.14%	.11%
Government insured	21	26	31	30	32.67%		.80%	.93%	.87%	.90%
Other consumer	8	10	11	8	9.17%		.20%	.22%	.16%	.19%
Total	$264	$261	$258	$269	$235.10%		.10%	.11%	.11%	.10%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Accruing Loans Past Due (Unaudited) (Continued)

Table 15: Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2020	2020	2019	2019	2019	2020	2020	2019	2019	2019
Commercial and industrial	$34	$51	$85	$64	$59.02%		.03%	.07%	.05%	.05%
Residential real estate
Non government insured	19	18	14	15	13.08%		.08%	.06%	.07%	.06%
Government insured	245	282	301	287	293	1.09%	1.27%	1.38%	1.36%	1.46%
Automobile	19	19	18	11	8.12%		.11%	.11%	.07%	.05%
Credit card	61	70	67	57	48.93%		.98%	.92%	.84%	.74%
Education
Non government insured	1	2	2	3	3.03%		.06%	.06%	.09%	.08%
Government insured	65	82	89	87	92	2.08%	2.53%	2.67%	2.51%	2.59%
Other consumer	12	10	9	8	8.25%		.20%	.18%	.16%	.17%
Total	$456	$534	$585	$532	$524.18%		.20%	.24%	.22%	.22%
(a) Excludes loans held for sale, amounts in 2019 also excluded purchased impaired loans.
(b) In connection with the adoption of the CECL standard, accruing loans past due as of June 30, 2020 and March 31, 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and our first quarter 2020 Form 10-Q included, and our second quarter 2020 Form 10-Q will include, additional information related to our adoption of the CECL standard.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. In 2018, Retail Banking launched its national expansion strategy designed to grow customers with digitally-led banking and an ultra-thin branch network in markets outside of our existing retail branch network. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. The Treasury Management business provides payables, receivables, deposit and account services, liquidity and investments, and online and mobile banking products and services to our clients. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. The Asset Management group is comprised of three distinct operating units:

•
Wealth management provides products and services to individuals and their families including investment and retirement planning, customized investment management, private banking, and trust management and administration for individuals and their families.

•
Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth clients.

•
Institutional asset management provides outsourced chief investment officer, custody, private real estate, cash and fixed income client solutions, and fiduciary retirement advisory services to institutional clients including corporations, healthcare systems, insurance companies, unions, municipalities and non-profits.

Table 16: Period End Employees

	June 30	March 31	December 31	September 30	June 30
	2020	2020	2019	2019	2019
Full-time employees
Retail Banking	29,051	28,737	28,270	28,279	28,671
Other full-time employees	21,752	21,776	21,747	21,701	21,571
Total full-time employees	50,803	50,513	50,017	49,980	50,242
Part-time employees
Retail Banking	1,854	1,780	1,759	1,823	2,037
Other part-time employees	476	129	142	153	518
Total part-time employees	2,330	1,909	1,901	1,976	2,555
Total	53,133	52,422	51,918	51,956	52,797

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Summary of Business Segment Income and Revenue (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions	2020	2020	2019	2019	2019	2020	2019
Income
Retail Banking	$(223)	$201	$277	$347	$325	$(22)	$589
Corporate & Institutional Banking	(358)	370	649	645	602	12	1,154
Asset Management Group	28	54	91	46	80	82	125
Other	(191)	134	126	143	178	(57)	399
Net income (loss) from continuing operations	$(744)	$759	$1,143	$1,181	$1,185	$15	$2,267

Revenue
Retail Banking	$1,975	$2,244	$2,054	$2,137	$2,033	$4,219	$3,977
Corporate & Institutional Banking	1,790	1,660	1,615	1,584	1,578	3,450	3,052
Asset Management Group	293	292	352	286	354	585	641
Other	18	140	300	235	250	158	606
Total revenue	$4,076	$4,336	$4,321	$4,242	$4,215	$8,412	$8,276

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions	2020	2020	2019	2019	2019	2020	2019
Income Statement
Net interest income	$1,390	$1,456	$1,402	$1,393	$1,376	$2,846	$2,725
Noninterest income	585	788	652	744	657	1,373	1,252
Total revenue	1,975	2,244	2,054	2,137	2,033	4,219	3,977
Provision for credit losses	761	445	161	147	81	1,206	209
Noninterest expense	1,500	1,536	1,530	1,536	1,527	3,036	2,995
Pretax earnings (loss)	(286)	263	363	454	425	(23)	773
Income taxes (benefit)	(63)	62	86	107	100	(1)	184
Earnings	$(223)	$201	$277	$347	$325	$(22)	$589
Average Balance Sheet
Loans held for sale	$829	$779	$747	$760	$554	$804	$498
Loans
Consumer
Home equity	$22,790	$22,736	$22,590	$22,434	$22,620	$22,763	$22,804
Residential real estate	18,244	17,964	17,352	16,630	15,737	18,104	15,388
Automobile	16,688	17,096	16,427	15,761	15,222	16,892	14,917
Education	3,218	3,343	3,428	3,538	3,665	3,281	3,740
Credit cards	6,690	7,207	6,985	6,624	6,376	6,948	6,291
Other	2,454	2,533	2,418	2,309	2,179	2,494	2,123
Total consumer	70,084	70,879	69,200	67,296	65,799	70,482	65,263
Commercial	13,612	10,524	10,323	10,379	10,481	12,068	10,471
Total loans	$83,696	$81,403	$79,523	$77,675	$76,280	$82,550	$75,734
Total assets	$102,103	$97,062	$94,967	$93,222	$92,350	$99,583	$91,805
Deposits
Noninterest-bearing demand	$39,134	$32,225	$32,674	$32,092	$31,516	$35,680	$30,956
Interest-bearing demand	47,339	42,865	41,689	41,420	42,735	45,102	42,607
Money market	22,942	22,866	23,927	24,807	25,799	22,903	26,283
Savings	67,947	62,781	59,877	57,752	56,075	65,364	54,596
Certificates of deposit	11,661	12,233	12,598	12,766	12,704	11,947	12,543
Total deposits	$189,023	$172,970	$170,765	$168,837	$168,829	$180,996	$166,985
Performance Ratios
Return on average assets	(.88)%	.84%	1.16%	1.48%	1.41%	(.04)%	1.29%
Noninterest income to total revenue	30%	35%	32%	35%	32%	33%	31%
Efficiency	76%	68%	74%	72%	75%	72%	75%

(a)	See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions, except as noted	2020	2020	2019	2019	2019	2020	2019
Supplemental Noninterest Income Information
Consumer services	$315	$372	$382	$397	$385	$687	$751
Residential mortgage	$158	$210	$87	$134	$82	$368	$147
Service charges on deposits	$80	$166	$183	$178	$164	$246	$326
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$122	$118	$120	$123	$124
Serviced portfolio acquisitions	$11	$2	$3	$3	$5	$13	$6
MSR asset value (b)	$0.6	$0.6	$1.0	$0.9	$1.0
MSR capitalization value (in basis points) (b)	47	51	83	72	80
Servicing income: (in millions)
Servicing fees, net (c)	$36	$44	$39	$44	$42	$80	$95
Mortgage servicing rights valuation, net of economic hedge	$20	$101	$9	$40	$7	$121	$(2)
Residential mortgage loan statistics
Loan origination volume (in billions)	$4.2	$3.2	$3.5	$3.4	$2.9	$7.4	$4.6
Loan sale margin percentage	3.67%	3.16%	2.42%	2.59%	2.24%	3.45%	2.28%
Percentage of originations represented by:
Purchase volume (d)	34%	36%	40%	44%	54%	35%	55%
Refinance volume	66%	64%	60%	56%	46%	65%	45%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	65%	59%	58%	58%	56%	61%	56%
Digital consumer customers (f)	73%	71%	71%	70%	69%	72%	69%
Credit-related statistics
Nonperforming assets	$1,037	$1,011	$1,046	$1,056	$1,074
Net charge-offs - loans and leases	$142	$166	$154	$128	$120	$308	$252
Other statistics
ATMs	9,058	9,048	9,091	9,102	9,072
Branches (g)	2,256	2,277	2,296	2,310	2,321
Brokerage account client assets (in billions) (h)	$53	$49	$54	$52	$52

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)	Presented as of period end, except for customer-related statistics, which are quarterly averages, and net charge-offs, which are for the three months ended and six months ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan payments, prepayments, and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 19: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions	2020	2020	2019	2019	2019	2020	2019
Income Statement
Net interest income	$1,064	$966	$969	$930	$917	$2,030	$1,815
Noninterest income	726	694	646	654	661	1,420	1,237
Total revenue	1,790	1,660	1,615	1,584	1,578	3,450	3,052
Provision for credit losses	1,585	458	65	48	100	2,043	171
Noninterest expense	673	722	726	703	698	1,395	1,384
Pretax earnings (loss)	(468)	480	824	833	780	12	1,497
Income taxes (benefit)	(110)	110	175	188	178	—	343
Earnings	$(358)	$370	$649	$645	$602	$12	$1,154
Average Balance Sheet
Loans held for sale	$704	$395	$616	$720	$330	$550	$338
Loans
Commercial
Commercial and industrial	$138,992	$117,288	$114,113	$114,701	$113,702	$128,139	$111,186
Commercial real estate	27,106	26,589	26,586	26,570	26,224	26,848	26,098
Equipment lease financing	7,036	7,066	7,200	7,272	7,284	7,051	7,274
Total commercial	173,134	150,943	147,899	148,543	147,210	162,038	144,558
Consumer	8	9	11	13	16	9	18
Total loans	$173,142	$150,952	$147,910	$148,556	$147,226	$162,047	$144,576
Total assets	$199,254	$172,502	$167,555	$168,193	$163,897	$185,878	$160,551
Deposits
Noninterest-bearing demand	$53,157	$40,651	$39,513	$38,740	$38,765	$46,904	$39,156
Interest-bearing demand	27,674	21,101	20,851	20,523	18,702	24,388	18,267
Money market	36,595	28,468	30,264	29,456	26,948	32,532	26,292
Other	9,546	7,868	7,916	7,100	6,109	8,706	5,830
Total deposits	$126,972	$98,088	$98,544	$95,819	$90,524	$112,530	$89,545
Performance Ratios
Return on average assets	(.72)%	.87%	1.54%	1.52%	1.47%	.01%	1.45%
Noninterest income to total revenue	41%	42%	40%	41%	42%	41%	41%
Efficiency	38%	43%	45%	44%	44%	40%	45%
Other Information
Consolidated revenue from:
Treasury Management (b)	$469	$491	$494	$460	$467	$960	$912
Capital Markets (b)	$388	$344	$291	$290	$313	$732	$559
Commercial mortgage banking activities
Commercial mortgage loans held for sale (c)	$42	$29	$24	$38	$20	$71	$35
Commercial mortgage loan servicing income (d)	67	69	71	71	65	136	119
Commercial mortgage servicing rights valuation, net of economic hedge (e)	22	20	2	1	11	42	16
Total	$131	$118	$97	$110	$96	$249	$170
MSR asset value (f)	$490	$477	$649	$595	$630
Average Loans by C&IB business
Corporate Banking	$91,634	$78,057	$75,665	$74,883	$74,366	$84,846	$72,736
Real Estate	42,124	37,368	36,908	38,172	37,143	39,746	36,752
Business Credit	23,943	23,251	22,900	22,824	22,877	23,597	22,306
Commercial Banking	10,708	7,784	7,793	7,947	8,080	9,246	8,099
Other	4,733	4,492	4,644	4,730	4,760	4,612	4,683
Total average loans	$173,142	$150,952	$147,910	$148,556	$147,226	$162,047	$144,576
Credit-related statistics
Nonperforming assets (f)	$674	$508	$444	$526	$497
Net charge-offs - loans and leases	$99	$50	$47	$30	$23	$149	$28

(a)	See note (a) on page 14.

(b)	Amounts reported in net interest income and noninterest income.

(c)
Represents other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(d)
Represents net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(e)	Amounts are reported in corporate service fees.

(f)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 20: Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions, except as noted	2020	2020	2019	2019	2019	2020	2019
Income Statement
Net interest income	$89	$88	$80	$70	$68	$177	$138
Noninterest income	204	204	272	216	286	408	503
Total revenue	293	292	352	286	354	585	641
Provision for credit losses (benefit)	39	3	1	(1)	—	42	(1)
Noninterest expense	217	219	232	228	249	436	479
Pretax earnings	37	70	119	59	105	107	163
Income taxes	9	16	28	13	25	25	38
Earnings	$28	$54	$91	$46	$80	$82	$125
Average Balance Sheet
Loans
Consumer
Residential real estate	$2,636	$2,385	$2,193	$1,980	$1,792	$2,511	$1,758
Other	3,975	4,052	4,145	4,207	4,216	4,013	4,289
Total consumer	$6,611	$6,437	$6,338	$6,187	$6,008	$6,524	$6,047
Commercial	$883	$856	$793	$758	$731	$869	$741
Total loans	$7,494	$7,293	$7,131	$6,945	$6,739	$7,393	$6,788
Total assets	$7,958	$7,801	$7,697	$7,331	$7,150	$7,880	$7,204
Deposits
Noninterest-bearing demand	$1,421	$1,468	$1,407	$1,299	$1,347	$1,445	$1,368
Interest-bearing demand	7,742	6,850	6,846	3,393	2,891	7,296	2,983
Money market	1,597	1,709	1,773	1,740	1,785	1,653	1,910
Savings	7,398	7,197	6,950	6,302	5,875	7,297	5,799
Other	722	847	898	893	797	785	747
Total deposits	$18,880	$18,071	$17,874	$13,627	$12,695	$18,476	$12,807
Performance Ratios
Return on average assets	1.41%	2.81%	4.69%	2.49%	4.49%	2.10%	3.50%
Noninterest income to total revenue	70%	70%	77%	76%	81%	70%	78%
Efficiency	74%	75%	66%	80%	70%	75%	75%
Other Information
Nonperforming assets (b)	$38	$34	$39	$42	$45
Net charge-offs - loans and leases	—	$(1)	$4	—	—	$(1)	$1
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$151	$136	$154	$163	$162
Nondiscretionary client assets under administration	138	128	143	135	132
Total	$289	$264	$297	$298	$294
Discretionary client assets under management
Personal	$94	$84	$99	$98	$99
Institutional	57	52	55	65	63
Total	$151	$136	$154	$163	$162

(a)	See note (a) on page 14.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Glossary of Terms

Amortized cost basis - Amount at which a financial asset is originated or acquired, adjusted for applicable accretion or amortization of premiums, discounts and net deferred fees or costs, collection of cash, charge-offs, foreign exchange and fair value hedge accounting adjustments.

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus/less unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently, and those transferred from, available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital (Tailoring Rules) - Common stock plus related surplus, net of treasury stock, plus retained earnings, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 25% of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Basel III Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Current Expected Credit Loss (CECL) - Methodology for estimating the allowance for credit losses on in-scope financial assets held at amortized cost and unfunded lending related commitments which uses a combination of expected losses over a reasonable and supportable forecast period, a reversion period and long run average credit losses for their estimated contractual term.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - Refers to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Basel III Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral is based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - Assuming a credit obligor enters default status, an estimate of loss, based on collateral type, collateral value, loan exposure, and other factors. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed asserts. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost whose credit quality has deteriorated to the extent that full collection of contractual principal and interest is not probable, including TDRs which have not returned to performing status. Interest income is not recognized on nonperforming loans. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale and loans accounted for under the fair value option.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Off-balance sheet credit exposures - Standby letters of credit, financial guarantees, commitments to extend credit and similar unfunded obligations that are not unilaterally, unconditionally, cancelable at PNC’s option.

Operating leverage - The period to period dollar or percentage change in total revenue less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Certain assets that have a government-guarantee which are classified as other receivables are excluded.

Probability of default (PD) - An estimate of the likelihood that a credit obligor will enter into default status.

Purchased credit deteriorated assets - Acquired loans or debt securities that, at acquisition, are determined to have experienced a more-than-insignificant deterioration in credit quality since origination or issuance.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Reasonable and supportable forecast period (RSFP) - In context of CECL, the period for which forecasts and projections of macroeconomic variables have been determined to be reasonable and supportable, and are used as inputs for ACL measurement.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Supplementary leverage ratio - Basel III Tier 1 capital divided by Supplementary leverage exposure.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.